QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.

20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 31, 2002

WD-40 COMPANY
(Exact Name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-6936-3 (Commission File Number)	95-1797918 (I.R.S. Employer Identification Number)

1061 Cudahy Place, San Diego, California (Address of principal executive offices)		92110 (Zip Code)

Registrant's telephone number, including area code:		(619) 275-1400

No Changes to name or address.
(Former name or former address, if changed since last report)

ITEM 2. Acquisition or Disposition of Assets.

On May 31, 2002, the registrant completed the acquisition of the business, worldwide brand trademarks and other intangible assets of Heartland Corporation, through the acquisition of the entire capital stock of Heartland Corporation, a Kansas corporation. The capital stock of Heartland Corporation was acquired from private shareholders. Neither the registrant, nor any of its affiliates, directors or officers, has any material relationship with any of the selling shareholders of Heartland Corporation.

The principal brand acquired by the registrant is the Spot Shot brand, an aerosol carpet spot remover and leading brand in the carpet spot remover category. The acquisition also included related Spot Shot products and a group of developing brands. Heartland's proprietary cleaning formulation allows it to create products with superior cleaning attributes that generate a high level of customer satisfaction and loyalty. These products are widely recognized for their efficacy, ease-of-use, quality and value.

Subject to a cash adjustment to the purchase price for certain balance sheet adjustments to be determined as of the closing date, the registrant paid cash in the amount of $35 million and issued to the selling shareholders 434,122 shares of restricted $.001 par value common stock of the registrant having a value of $12 million, as determined pursuant to the Purchase Agreement dated May 3, 2002. A registration statement with respect to the restricted shares issued to the selling shareholders will be filed under the Securities Act of 1933. All outstanding debts of Heartland Corporation were paid as of the closing date with the exception of trade payables and certain other accrued liabilities incurred in the ordinary course of business. The purchase price represents approximately one and one third of the recent annual revenues of the Heartland Corporation.

Cash for the acquisition was obtained through a $20 million term loan through Prudential Capital, funds from a revolving credit facility, and existing working capital. The term loan consists of fixed rate notes with a 3-year term, with aggregate principal payments of $10 million due at May 31, 2004 and at May 31, 2005. The notes bear interest at an annualized rate of 6.29%. The revolving line of credit with Union Bank of California, N.A., has been increased to an availability of $20 million at a variable interest rate, and matures in 2004. A draw of $7 million from the line was used in the financing of the transaction, along with $8 million of cash on hand.

As previously announced, the registrant intends to reduce its quarterly dividend from $.27 per share to $.20 per share effective with the next dividend payable in July, 2002. Dividends are declared quarterly by the registrant's Board of Directors.

ITEM 7. Financial Statements and Exhibits.

  (a)
  Financial statements of businesses acquired.

    The required financial statements are unavailable and will be filed on an amendment to this Form 8-K on or before August 14, 2002.

  (b)
  Pro forma financial information.

    The required pro forma financial information is unavailable and will be filed on an amendment to this Form 8-K on or before August 14, 2002.

  (c)
  Exhibits.

    None.

SIGNATURES:

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company (Registrant)

Date: June 14, 2002	/s/ MICHAEL J. IRWIN Michael J. Irwin Chief Financial Officer (Principal Financial Officer)

QuickLinks

SIGNATURES